UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2021

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Technology Way, Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5    Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of The GEO Group, Inc. (“GEO” or the “Company”) has determined that it is in the best interests of the Company to implement a succession plan for the Chief Executive Officer position given that the Company’s Founder, Chairman and Chief Executive Officer, George C. Zoley, is 71 years old and has served with the Company for approximately forty years. The primary objectives of the Board in initiating a succession plan were to secure Mr. Zoley’s services on a long-term basis to ensure a proper senior management transition, and to retain a new Chief Executive Officer that would succeed Mr. Zoley in that role. This change will allow Mr. Zoley the ability to focus on planning of the Company’s future.

On May 27, 2021, the Board terminated without cause Mr. Zoley’s existing employment agreement, effective as of June 30, 2021, and entered into a new five-year employment agreement with Mr. Zoley as Executive Chairman, in a modified role and at reduced compensation. The new employment agreement with Mr. Zoley will secure Mr. Zoley’s continuous employment, enabling the Company to continue to benefit from Mr. Zoley’s extensive knowledge and experience, and providing for an orderly transition of senior management. Also on May 27, 2021, the Board determined that it was in the best interests of the Company to appoint Jose Gordo as the successor Chief Executive Officer of the Company, effective as of July 1, 2021, in light of Mr. Gordo’s business experience and background, his long history of working with GEO, his intimate understanding of the Company’s business and his service on the Board of Directors.

Transition of Mr. Zoley from Chief Executive Officer to Executive Chairman

In connection with Mr. Zoley’s termination, the Company and Mr. Zoley entered into a Separation and General Release Agreement as of May 27, 2021 (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Zoley will continue to serve as Chief Executive Officer of the Company through June 30, 2021 (the “Separation Date”) and will receive all accrued wages through the Separation Date. Additionally, pursuant to the terms of Mr. Zoley’s prior employment agreement, Mr. Zoley will receive payments in the amount of $5,851,555, less any applicable taxes and withholdings, which represents the sum of two (2) years of Mr. Zoley’s base annualized salary and two (2) times Mr. Zoley’s current target bonus under GEO’s Senior Management Performance Award Plan. The Company shall also vest any unvested stock options and restricted stock as of the Separation Date; provided that any restricted stock subject to performance-based vesting at the Separation Date shall vest at such time as the performance goals are met if Mr. Zoley is still providing services to GEO under the Executive Chairman Agreement described below. Mr. Zoley will also be paid all accrued dividends on his unvested shares of restricted stock. Lastly, Mr. Zoley is entitled to receive certain fringe benefits for a ten (10) year period as set forth in the Separation Agreement, including payment of health insurance premiums under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for eighteen (18) months and reimbursement of the cost of health insurance coverage for eight and a half (8 1⁄2) years following the first eighteen (18) months, life insurance, the use of an executive automobile, and personal use of the Company leased aircraft for thirty (30) hours per year (collectively as set forth in Exhibit A to the Separation Agreement, the “Fringe Benefits”). In the event of Mr. Zoley’s death within such ten (10) year period, the Company will continue to provide the Fringe Benefits to Mr. Zoley’s covered dependents, and, if applicable to Mr. Zoley’s estate. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

In order to transition the role of Chief Executive Officer to a successor in an orderly manner, the Board determined it was in the best interests of GEO to create a new officer position for the role of Executive Chairman and appoint Mr. Zoley as Executive Chairman, effective as of July 1, 2021. As a result, the Company and Mr. Zoley entered into on May 27, 2021 an Executive Chairman Employment Agreement effective as of July 1, 2021 (the “Executive Chairman Agreement”). Pursuant to the terms of the Executive Chairman Agreement, Mr. Zoley will serve as Executive Chairman assisting the new Chief Executive Officer in his transition, among other duties and responsibilities, and report directly to the Board of Directors for a term of five years ending on June 30, 2026 and subject to automatic renewals for one-year periods unless either the Company or Mr. Zoley gives written notice at least 1 year prior to the expiration of the term. Under the terms of the Executive Chairman Agreement, Mr. Zoley will be paid an annual base salary of $1.0 million and will be eligible to receive target annual performance awards equal to 100% of base salary in accordance with the terms of any plan governing senior management performance awards. Mr. Zoley will also be entitled to receive an annual equity incentive award with a grant date fair value equal to 100% of base salary and subject to a time-based vesting schedule of one (1) year from the date of grant. Additionally, the Company will credit Mr. Zoley’s account balance under the Amended and Restated Executive Retirement Agreement on an annual basis in an amount equal to 100% of his base salary. Lastly, Mr. Zoley is entitled to participate in all benefits and perquisites available to executive officers of GEO.

The Executive Chairman Agreement provides that upon the termination of the Executive Chairman Agreement by the Company without cause, by Mr. Zoley for good reason or upon Mr. Zoley’s death or disability, Mr. Zoley will be entitled to receive a termination payment equal to two times the sum of his annual base salary and the target bonus. In addition, the unvested portion of any equity award will fully vest and the Company will provide Mr. Zoley and any of his covered dependents with the executive benefits beginning on the date that they are no longer entitled to the Fringe Benefits under the Separation Agreement until the ten (10) year anniversary of the date of termination of the Executive Chairman Agreement.

Upon the termination of the Executive Chairman Agreement by GEO for cause or by Mr. Zoley without good reason, Mr. Zoley will be entitled to only the amount of compensation that is due through the effective date of the termination, including the retirement benefit due to him under his executive retirement agreement. The Executive Chairman Agreement contains restrictive covenants, including a non-competition covenant that runs through the three (3) year period following the termination of the executive’s employment, and customary confidentiality and work product provisions.

The foregoing description of the Executive Chairman Agreement is qualified in its entirety by reference to the full text of the Executive Chairman Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

The Company and Mr. Zoley also entered into on May 27, 2021 the Amended and Restated Executive Retirement Agreement (the “Amended and Restated Executive Retirement Agreement”). Pursuant to the terms of the Amended and Restated Executive Retirement Agreement, upon the date that Mr. Zoley ceases to provide services to the Company, the Company will pay to Mr. Zoley an amount equal to $3,600,000 (the “Grandfathered Payment”) which shall be paid in cash. The Grandfathered Payment shall be credited with interest at a rate of 5% compounded quarterly (the “Grandfathered Earnings Account”). Additionally, at the end of each calendar year provided that Mr. Zoley is still providing services to the Company pursuant to the Executive Chairman Agreement, the Company will credit an amount equal to $1,000,000 at the end of each calendar year (the “Employment Contributions Account”). The Employment Contributions Account will be credited with interest at the rate of 5% compounded quarterly. Upon the date that Mr. Zoley ceases to provide services to the Company, the Company will pay Mr. Zoley in one lump sum cash payment each of the Grandfathered Payment, the Grandfathered Earnings Account and the Employment Contributions Account subject to the six-month delay provided in the Amended and Restated Executive Retirement Agreement.

The foregoing description of the Amended and Restated Executive Retirement Agreement is qualified in its entirety by reference to the full text of the Amended and Restated Executive Retirement Agreement, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Appointment of Jose Gordo as Successor Chief Executive Officer

Jose Gordo, 48, has over 20 years of experience in business management, private equity, corporate finance and business law. Since June 2017, Mr. Gordo has served as the Managing Partner of a general partnership that invests in and actively oversees small and medium-sized privately held companies, with a focus on the healthcare, consumer products and technology industries. From 2013 to early 2017, Mr. Gordo served as the Chief Financial Officer of magicJack Vocaltec Ltd., a publicly-traded company in the telecommunications industry. Prior to that position, Mr. Gordo served as a Managing Director at The Comvest Group, a Florida-based private equity firm. Mr. Gordo was also previously a partner at the national law firm of Akerman LLP, where he specialized in corporate law matters, advising public and private companies and private equity firms on mergers and acquisitions and capital markets transactions. He received a J.D. degree from Georgetown University Law Center and a B.A. degree from the University of Miami.

In connection with his appointment, Mr. Gordo and the Company entered into an Executive Employment Agreement (the “Employment Agreement”) on May 27, 2021 to provide that Mr. Gordo will be employed by the Company for a three-year term beginning July 1, 2021 (the “Effective Date”). Unless the Employment Agreement is sooner terminated, or not renewed, it will automatically extend upon the end of its initial term for a rolling three-year term. Pursuant to the terms of the Employment Agreement, Mr. Gordo will serve as Chief Executive Officer and report directly to the Executive Chairman. Either Mr. Gordo or the Company may terminate Mr. Gordo’s employment under the Employment Agreement for any reason upon not less than thirty (30) days written notice.

Under the terms of the Employment Agreement, Mr. Gordo will be paid an annual base salary of $900,000, subject to the review and potential increase within the sole discretion of the Compensation Committee. Mr. Gordo will also be entitled to receive a target annual performance award of 85% of Mr. Gordo’s base salary and will also be entitled to participate in the Company’s stock incentive plan and upon the Effective Date, the Company will grant Mr. Gordo an award of 50,000 performance-shares that will vest ratably over a three-year period.

The Employment Agreement provides that upon the termination of the agreement by Mr. Gordo for good reason, by the Company without cause or upon the death or disability of Mr. Gordo, he will be entitled to receive a termination payment equal to two (2) times the sum of his annual base salary plus target bonus for the fiscal year in which his employment is terminated or, if greater, the target bonus for the fiscal year immediately prior to such termination. The Company will also continue to provide Mr. Gordo and any covered dependents with the Executive Benefits as defined in the Employment Agreement for a period of five (5) years after the date of termination. In the event of Mr. Gordo’s death within such five (5) year period, the Company will continue to provide the Executive Benefits to Mr. Gordo’s covered dependents, and, if applicable to Mr. Gordo’s estate. In addition, the Employment Agreement provides that upon such termination, GEO will transfer all of its interest in any automobile used by the executive pursuant to its employee automobile policy and pay the balance of any outstanding loans or leases on such automobile so that the executive owns the automobile outright. In the event such automobile is leased, the Employment Agreement provides that GEO will pay the residual cost of the lease. In the event the Company does not pay the termination payment by the due date, then any unpaid amount shall bear interest at the rate of eighteen percent (18%) per annum, compounded monthly, until paid. Lastly, all of the outstanding and unvested stock options and restricted stock granted to Mr. Gordo prior to termination will fully vest immediately upon termination; provided, however that any restricted stock that is subject to performance-based vesting shall only vest when and to the extent the Compensation Committee certifies that the performance goals are actually met.

Upon the termination of the Employment Agreement by GEO for cause or by Mr. Gordo without good reason, Mr. Gordo will be entitled to only the amount of compensation that is due through the effective date of the termination. The Employment Agreement includes a non-competition covenant that runs through the three-year period following the termination of the executive’s employment, and customary confidentiality and work product provisions.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Mr. Gordo has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person relating to his appointment as an officer required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Section 9    Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Separation and General Release Agreement, dated as of May 27, 2021, by and between The GEO Group, Inc. and George C. Zoley.

10.2	Executive Chairman Employment Agreement, dated as of May 27, 2021, by and between The GEO Group, Inc. and George C. Zoley

10.3	Amended and Restated Executive Retirement Agreement, dated as of May 27, 2021, by and between The GEO Group, Inc. and George C. Zoley.

10.4	Executive Employment Agreement, dated as of May 27, 2021, by and between The GEO Group, Inc. and Jose Gordo.

99.1	Press release, dated June 1, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

June 1, 2021	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)